Exhibit 99.1

Iota Communications Announces Corporate Update

Business Update – Appointment of Carole Downs to the Board of Directors – Status of Tender Offer for Class of Warrant Holders

NEW HOPE, Pa., Jan. 9, 2019 /PRNewswire/ — Iota Communications, Inc. (OTCQB: IOTC), a wireless network carrier and industrial automation company that provides Internet of Things (IoT) solutions that optimize energy efficiency, sustainability and operations for businesses, today provided a corporate update related to 2018 activities.

Barclay Knapp, Iota’s Chairman & CEO commented, “In 2018 we achieved several significant milestones across all of our corporate objectives which we believe position us superbly for accelerating our growth during 2019 and establishing our network as the preferred wireless network carrier for Internet of Things connectivity. These achievements represent the foundation of future growth in our business, including achieving nationwide coverage for our purpose-built IoT wireless carrier network, ramping up sales of our proprietary commercial applications and services, and positioning our customer applications platform for easy adoption by third-party developers.

Highlights from 2018 include:

“Finalizing the architecture of our core network system, which will make Iota the only dedicated IoT wireless carrier operating in the US able to employ world-standard LoRa-based device and network hardware using FCC-licensed 800 MHz radio spectrum.

“Completing our merger into Solbright Group, Inc., making Iota the only “pure play” publicly-traded, fully-featured IoT network operating company in the US.  Today, we’re announcing further the formal name change of our Solbright Energy Solutions, LLC subsidiary to Iota Commercial Solutions, LLC as well as announcing completion milestones on multiple commercial solar energy system installations.  Iota Commercial Solutions will be a prime focus in 2019 as we roll out our energy, optimization, micro location, and access control solutions to the wide-open facilities and campus markets both directly and via exciting new distribution partnerships.

“The continued impressive success of our Iota Spectrum Services division, which has now acquired licensed 800 MHz spectrum within 135 U.S. metro areas.  As of the end of 2018 Iota now operates via direct ownership or via its leasing program and other rights an average of 2.62 MHz of licensed frequencies in the 800 MHz band in market areas with a total population of approximately 175 million.

“In 2019 we will also be focused on our path to uplisting our securities to a major exchange.  As an element of that process, we recently announced the launch of a tender offer for the exercise of a class of warrants issued earlier in 2018, which will yield additional working capital and enhance our capital structure ahead our potential uplisting application.  In addition, we are today announcing the appointment of Carole L. Downs to the Board of Directors, bringing her vast network spectrum and management experience to our board.  In 2019 we will be appointing additional independent directors to our board as well.

“In 2018, Iota came of age as the only pure-play, dedicated IoT enterprise combining its own network system, applications platform, and FCC licensed radio spectrum, and we believe, well-position to assume a leadership position among companies dedicated to this exciting new industry.

“2019 will be another year of action and accomplishment for us, as we turn that leadership potential into reality.”

Carole L. Downs Appointment to the Board of Directors

Ms. Downs is currently President of Spectrum Programs for Iota Communications.  Ms. Downs’s career in the wireless industry began in October, 2007 when she co-founded and served as CEO of a small application services firm which specialized in the acquisition of FCC spectrum licenses.  In 2012, due to her accomplishments in the wireless industry, Ms. Downs was recognized by the National Association of Professional Women as the “Professional Woman of the Year” for her outstanding leadership and commitment within her profession.  Ms. Downs also has decades of significant and noteworthy accomplishments in the residential and commercial real estate industry.

Iota Commercial Solutions, LLC Name Change and Project Update

Solbright Energy Solutions, LLC (SES), our wholly-owned subsidiary, has changed its name to Iota Commercial Solutions, LLC, which reflects the commitment we have to our brand across all of our business lines following the recent merger of Solbright Group with M2M Spectrum Networks.  The name change is also consistent with the expansion of our subsidiary’s activities to include our asset tracking and other, more broad facilities management solutions.

Additionally, we are pleased to announce several successful projects at or near completion during 2018:

●     Cummington MA – 642 kWp DC Ground Mount Solar Farm. Iota Commercial Solutions was the turnkey EPC provider and co-developer for this grid-connected (National Grid) system in northwestern Massachusetts. The solar field is comprised of 1,949 Hanwha/Q-Cell high-efficiency modules and will deliver in excess of 875 megawatt hours of clean, renewable energy to the grid each year. The system is owned/operated/co-developed by RevEnergy C2 Franklin, LLC.

●     Wareham MA – 1,402 kWp DC Ground Mount Solar Farm. Iota was the turnkey EPC provider and co-developer for this grid-connected (Eversource) system in southeastern Massachusetts. The solar field is comprised of 4,176 ET Solar high-efficiency modules and will deliver in excess of 1,875 megawatt hours of green energy – powering up to 180 homes annually. The system is owned/operated by Nautilus.

●     South Carolina – 6,540 kWp DC Roof Mount Portfolio. With the 2017 implementation of Act 236 in South Carolina, Iota co-developed a sizable portfolio of commercial retail rooftops and subsequently served as the EPC for 9 prominent locations. System sizes ranged from 320 kWp DC up to 1,100 kWp DC and were net-metered or sell-all configurations dependent upon the servicing utility for a given location.

●     Augusta GA – 335.9 kWp DC Ground Mount Solar Farm. Iota was the turnkey EPC provider for this net-metered (Ga Power) system in eastern Georgia. The solar field is comprised of 988 Trina Solar high-efficiency modules and will deliver in excess of 500 megawatt hours of clean, renewable energy to the elementary and middle school to which it is connected. The system – one of the first for the school district – will enable lower operating costs, advanced sustainability achievement and exceptional educational benefits for the students, school district and community. Mechanical completion is slated for the end of December with energization in mid-January 2019.

Tender Offer

On December 11, 2018 Iota filed a Tender Offer to facilitate the exercise of a series of its Warrants into Common Stock in order to enhance its capital structure and working capital position ahead of its potential uplisting application to a major exchange.  Barclay Knapp, Chairman and CEO of Iota commented, “Our Tender Offer has been well received by our warrant holders, all of whom are also owners of licensed radio spectrum that we lease for use in our networks.  We expect a favorable conclusion to our offer in mid-January, and will proceed from there with our application for uplisting to a major exchange.”

COMPANY DESCRIPTION

Iota is a new, nationally-available, wireless carrier network system and applications platform dedicated to the Internet of Things.  Iota sells recurring-revenue solutions that optimize energy usage, sustainability and operations for commercial and industrial facilities – principally to Enterprise customers – both directly and via third-party relationships.  Iota also offers important ancillary products and services which facilitate the adoption of its subscription-based services, including solar energy, LED lighting, and HVAC implementation services.

Forward-Looking Statements:

This press release may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such statements include, but are not limited to, any statements relating to our growth strategy and product development programs and any other statements that are not historical facts. Forward-looking statements are based on management’s current expectations and are subject to risks and uncertainties that could negatively affect our business, operating results, financial condition and stock price. Factors that could cause actual results to differ materially from those currently anticipated are: risks related to the acquisition and integration of the Solbright assets, risks related to our growth strategy; risks relating to the results of research and development activities; our ability to obtain, perform under and maintain financing and strategic agreements and relationships; uncertainties relating to preclinical and clinical testing; our dependence on third-party suppliers; our ability to attract, integrate, and retain key personnel; the early stage of products under development; our need for substantial additional funds; government regulation; patent and intellectual property matters; competition; as well as other risks described in our SEC filings. We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in our expectations or any changes in events, conditions or circumstances on which any such statement is based, except as required by law.

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